Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item # 15, the additional answers are as follows.


CITIBANK N.A. - TAIWAN	TAIWAN (TAIPEI)
CHASE MANHATTAN 	TAIWAN (TAIPEI)
INTERNATIONAL COMMERCIAL BANK OF CHINA	TAIWAN (TAIPEI)
STANDARD CHARTERED BANK	TAIWAN (TAIPEI)
DEUTSCHE BANK AG, TAIWAN	TAIWAN (TAIPEI)
STANDARD CHARTERED BANK 	THAILAND (BANGKOK)
REPUBLIC BANK LTD	TRINIDAD & TOBAGO
BANQUE INTERNATIONALE ARABE DE TUNISIE	TUNISIA (TUNIS)
CITIBANK N.A. - TURKEY	TURKEY (ISTANBUL)
BARCLAYS BANK OF UGANDA LTD	UGANDA (KAMPALA)
ING BANK UKRAINE	UKRAINE (KYIV)
HSBC BANK MIDDLE EAST	UNITED ARAB EMIRATES
STATE STREET BK LONDON - CREST	UNITED KINGDOM LONDON
BANK ONE FOR LONDON SHORT TERM/CD INXS ONLY UNITED KINGDOM LONDON
STATE STREET BK LONDON - PHYSICAL	UNITED KINGDOM LONDON
BANKBOSTON N.A.	URUGUAY (MONTEVIDEO)
CITIBANK N.A. - VENEZUELA	VENEZUELA (CARACAS)
HONGKONG AND SHANGHAI BANKING CORP	VIETNAM
BARCLAYS BANK OF ZAMBIA LTD	ZAMBIA (LUSAKA)
BARCLAYS BANK OF ZIMBABWE LTD	ZIMBABWE (HARARE)




Type of Custody: Foreign Custodian Rule 17f-5